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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Com-
                                         mission Only (as permitted by
                                         Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 140.14a-12

                              VAN KAMPEN BOND FUND

               (Names of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.
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(VAN KAMPEN INVESTMENTS LOGO)

                                IMPORTANT NOTICE

June 27, 2007

The annual meeting of shareholders (the "Meeting") of Van Kampen Bond Fund (the "Fund") was held on June 22, 2007 and trustees were elected. The meeting was adjourned, in part, to solicit additional votes in connection with the proposal to replace the Fund's fundamental policy regarding the Fund's ability to invest in securities or obligations of foreign issuers with a non-fundamental policy, as outlined in the Notice of Annual Meeting of Shareholders previously mailed to you. The adjourned meeting will be held at 10:00 a.m. Central Time on August 1, 2007 at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181.

YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION IN THE AFFAIRS OF YOUR FUND DOES MAKE A DIFFERENCE.

After careful consideration, the Board of Trustees of the Fund determined that approval of the proposal to replace the Fund's current fundamental policy regarding investing in securities or obligations of foreign issuers with a non-fundamental policy allowing the Fund to invest up to 20% of its total assets in securities of foreign issuers is in the best interest of the Fund's common shareholders. Further, the Board of Trustees recommends a vote "FOR" this proposal.

Please join many of your fellow shareholders and cast your vote. To do so, simply mark your vote, sign the enclosed proxy card and return it in the postage paid envelope provided. If you prefer, you may cast your vote via the Internet or by touch-tone telephone. Instructions for casting your vote via the Internet or telephone are included on the proxy ballot. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the Internet or telephone, there is no need to mail the card.

If you have any questions, please do not hesitate to contact the Van Kampen Client Relations Department at 1-800-341-2929.

We appreciate your careful and prompt consideration of this matter.

VAN KAMPEN BOND FUND

The foregoing does not constitute an offer of any securities for sale. The proxy statement relating to the proposals contains important information and shareholders are urged to read it. Free copies of the proxy statement are available by calling Van Kampen's Client Relations Department at 1-800-341-2929 or on the SEC's web site at www.sec.gov.